Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 3, 2011, Stratasys, Inc., a Delaware corporation (the “Company”), acquired Solidscape, Inc., a Delaware corporation (“Solidscape”), for a cash payment of $38.0 million. The ultimate purchase price remains subject to final balance sheet adjustments, which are expected to be finalized by the third quarter of 2011 and are not projected to be material.

Solidscape is a leading manufacturer of high-precision 3D printers, materials and software for rapid prototyping and manufacturing, able to print solid models that are designed using computer aided design (CAD). Solidscape printers incorporate innovative technology and materials that advance the computer-controlled fabrication of master patterns by providing high standards in surface finish, accuracy and material castability. Its printers are marketed worldwide and are used principally for lost wax investment casting and mold making applications; production of small parts and assemblies used in consumer electronics; biomedical products, orthopedics, dental prosthetics and orthodontic appliances; jewelry, toys and video games; and power generation.

There are more than 3,000 Solidscape systems installed in over 65 countries around the world, across diverse applications. Sales and support are conducted directly by Solidscape personnel and an established Value Added Reseller (“VAR”) network.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 was prepared as if the acquisition had occurred on that date and combines the historical consolidated balance sheets of the Company and Solidscape as of that date. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2010 and the three months ended March 31, 2011 were prepared as if the acquisition had occurred at the beginning of each of those periods and combines the historical consolidated statements of operations of the Company and Solidscape for the twelve- and three-month periods then ended.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Solidscape on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation is preliminary, as the Company is still in the process of finalizing fair value estimates of assets acquired (including intangible assets) and liabilities assumed as of the date of this filing. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable, but may change as additional information becomes available and the preliminary purchase price allocation is finalized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2011

	Historical	Historical	Pro Forma		Pro Forma
	Stratasys	Solidscape	Adjustments		Combined
ASSETS

Current assets
Cash and cash equivalents	$36,084,783	$623,401	$(36,708,184)	(A)	$-
Short-term investments - held to maturity	8,356,348	-	(1,606,421)	(A)	6,749,927
Accounts receivable, less allowance	21,879,418	565,747			22,445,165
Inventories	18,821,007	988,625	561,094	(B)	20,370,726
Net investment in sales-type leases, less allowance	4,108,652	-			4,108,652
Prepaid expenses and other current assets	3,345,950	117,177			3,463,127
Deferred income taxes	3,447,000	238,000			3,685,000
Total current assets	96,043,158	2,532,950	(37,753,511)		60,822,597

Property and equipment, net	30,410,099	373,361			30,783,460

Other assets
Identifiable Intangible assets, net	7,563,006	6,619,679	12,880,321	(C)	27,063,006
Goodwill	867,700	7,460,317	16,778,487	(C)	25,106,504
Net investment in sales-type leases	2,960,428	-			2,960,428
Long-term investments - available for sale	1,160,250	-			1,160,250
Long-term investments - held to maturity	52,369,990	-			52,369,990
Other non-current assets	248,267	19,695			267,962
Total other assets	65,169,641	14,099,691	29,658,808		108,928,140

Total assets	$191,622,898	$17,006,002	$(8,094,703)		$200,534,197

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$14,232,524	$1,368,085	$(146,573)	(D)	15,454,036
Unearned revenues	12,419,238	166,877			12,586,115
Total current liabilities	26,651,762	1,534,962	(146,573)		28,040,151

Non-current liabilities
Notes payable	-	6,250,000	(6,250,000)	(E)	-
Series A-2 preferred stock	-	6,000,000	(6,000,000)	(E)	-
Deferred tax liabilities	207,000	2,681,000	4,841,910	(F)	7,729,910
Total non-current liabilities	207,000	14,931,000	(7,408,090)		7,729,910

Total liabilities	26,858,762	16,465,962	(7,554,663)		35,770,061

Commitments and contingencies

Stockholders' equity
Common stock	268,190	9,713	(9,713)	(G)	268,190
Series A-1 preferred stock	-	1,000	(1,000)	(G)	-
Capital in excess of par value	115,049,413	1,265,746	(1,265,746)	(G)	115,049,413
Retained earnings (deficit)	88,374,979	(736,419)	736,419	(G)	88,374,979
Accumulated other comprehensive loss	75,979	-			75,979
Treasury stock at cost	(39,004,425)	-			(39,004,425)
Total stockholders' equity	164,764,136	540,040	(540,040)		164,764,136

Total liabilities and stockholders' equity	$191,622,898	$17,006,002	$(8,094,703)		$200,534,197

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	Historical	Historical	Pro Forma		Pro Forma
	Stratasys	Solidscape	Adjustments		Combined
Net sales
Products	$96,722,415	$12,993,904	$-		$109,716,319
Services	25,364,673	416,283	-		25,780,956
Fair value of warrant related to OEM agreement	(4,987,806)		-		(4,987,806)
	117,099,282	13,410,187	-		130,509,469
Cost of goods sold
Products	49,613,957	4,768,129	1,744,048	(H)	56,126,134
Services	11,399,356	114,986	-		11,514,342
	61,013,313	4,883,115	1,744,048		67,640,476

Gross profit	56,085,969	8,527,072	(1,744,048)		62,868,993

Operating expenses
Research and development	9,755,169	3,293,759	(1,604,901)	(H)	11,444,027
Selling, general and administrative	32,863,462	3,714,942	(562,900)	(H), (I)	36,015,504
	42,618,631	7,008,701	(2,167,801)		47,459,531

Operating income	13,467,338	1,518,371	423,753		15,409,462

Other income (expense)
Interest income, net	921,088	(1,542,826)	1,162,826	(J), (K)	541,088
Foreign currency transaction gains (losses), net	(617,174)				(617,174)
Other, net	64,086				64,086
	368,000	(1,542,826)	1,162,826		(12,000)

Income (loss) before income taxes	13,835,338	(24,455)	1,586,579		15,397,462
Income taxes	4,465,794	193,122	535,211	(L)	5,194,127

Net income	$9,369,544	$(217,577)	$1,051,368		$10,203,335

Net income per common share
Basic	$0.46				$0.50
Diluted	0.44				0.48

Weighted average common shares outstanding
Basic	20,579,412				20,579,412
Diluted	21,129,533				21,129,533

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2011

	Historical	Historical	Pro Forma		Pro Forma
	Stratasys	Solidscape	Adjustments		Combined
Net sales
Products	$27,837,165	$3,186,046	$-		$31,023,211
Services	6,481,924	101,209	-		6,583,133
	34,319,089	3,287,255	-		37,606,344
Cost of goods sold
Products	13,226,225	1,144,800	436,012	(H)	14,807,037
Services	2,842,412	27,832	-		2,870,244
	16,068,637	1,172,632	436,012		17,677,281

Gross profit	18,250,452	2,114,623	(436,012)		19,929,063

Operating expenses
Research and development	3,348,093	811,603	(401,225)	(H)	3,758,471
Selling, general and administrative	8,736,231	851,060	(141,196)	(H), (I)	9,446,095
	12,084,324	1,662,663	(542,421)		13,204,566

Operating income	6,166,128	451,960	106,409		6,724,497

Other income (expense)
Interest income, net	205,781	(368,693)	273,693	(J), (K)	110,781
Foreign currency transaction gains (losses), net	(131,115)				(131,115)
Other, net	1,396,606				1,396,606
	1,471,272	(368,693)	273,693		1,376,272

Income before income taxes	7,637,400	83,267	380,102		8,100,769
Income taxes	2,647,905	70,119	133,813	(L)	2,851,837

Net income	$4,989,495	$13,148	$246,289		$5,248,932

Net income per common share
Basic	$0.24				$0.25
Diluted	0.23				0.24

Weighted average common shares outstanding
Basic	21,009,871				21,009,871
Diluted	21,647,691				21,647,691

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Pro Forma Adjustments:

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record cash paid by the Company as purchase consideration to the selling stockholders and creditors of Solidscape. The purchase consideration of $38.2 million was derived from the base purchase price of $38 million plus the current estimated working capital adjustment of $200,000 measured as of the acquisition date and as defined in the merger agreement. As described in Note E below, a portion of the purchase price went towards the payment of principal and accrued interest on long-term debt and redeemable preferred stock. The final purchase price is subject to final balance sheet adjustments, which are expected to be complete by the third quarter of 2011 and are not projected to be material.

(B)	To reflect fair value adjustments for acquired finished goods inventory.

(C)	To adjust the value of acquired intangible assets to fair value as follows:

	Assessed	Previous	Fair Value
Intangible asset	Fair Value	Carrying Value	Adjustment
Trademarks	$1,150,000	$3,283,400	$(2,133,400)
Developed technology	11,750,000	2,429,408	9,320,592
In-process R&D	1,150,000	-	1,150,000
Customer related assets	5,100,000	809,915	4,290,085
Non-compete agreements	350,000	96,956	253,044
Total Identifiable Intangible Assets	$19,500,000	$6,619,679	$12,880,321

Goodwill	24,238,804	7,460,317	16,778,487
Total Intangible Assets	$43,738,804	$14,079,996	$29,658,808

The valuation of the acquired intangible assets is preliminary and may change in the final purchase price allocation.

(D)	To adjust accrued liabilities for the following items:

Payroll tax liabilities associated with the repurchase of employee	$28,309
stock options of Solidscape, Inc. which took place upon closing

Payroll tax liabilities associated with bonus payments to Solidscape	27,618
employees which were paid at closing

Remove accrued interest related to long-term debt and redeemable	(202,500)
preferred stock
Total	$(146,573)

(E)	To reflect the settlement of long-term debt and redeemable preferred stock that was paid at closing as discussed in Note A above.

(F)	To record the adjustment for deferred tax liabilities arising from the acquisition. The deferred tax liability adjustment relates to the fair value adjustment of inventory and the addition of identifiable intangible and assets that will be amortized for financial reporting purposes but will not be deductible for tax purposes.

(G)	To record the elimination of the historical stockholders’ equity of Solidscape.

1. Pro Forma Adjustments: (Continued)

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(H)	To record adjustments to amortization expense related to intangible assets arising from the acquisition of Solidscape, Inc. Amortization of intangible assets that arose from a previous acquisition in 2006 had previously been recorded as operating expenses but based upon our evaluation of the nature of the acquired identifiable intangible assets, certain assets were considered to be related to the cost of producing products. For purposes of the pro forma adjustments presented, we have used the following estimated asset lives and cost classifications:

Cost
Intangible asset	Asset Life	Classification
Tradenames	15 years	General and Administrative
Technology - 3D Printers	7 years	Cost of Goods Sold
Technology - Consumable Materials	6 years	Cost of Goods Sold
In-process R&D	11 years	Research and Development
Customer related assets	15 years	Selling

The valuation of the acquired intangible assets is preliminary, and such estimated asset lives are may change in the final purchase price allocation. Further, pro forma amortization expense has been calculated using the straight line method. Upon completion of the valuation process, the Company may conclude that the intangible assets should be amortized on a basis other than straight line.

(I)	To remove $214,350 and $54,059 of management fee expenses for the 12 months ended December 31, 2010 and three months ended March 31, 2011, respectively, that were paid to certain selling stockholders of Solidscape, Inc.

(J)	To remove $1,542,826 and $368,693 of interest expenses for the 12 months ended December 31, 2010 and three months ended March 31, 2011, respectively, related to the principal balance of long-term debt and series A-2 redeemable preferred stock that were fully paid at closing.

(K)	To reduce interest income by $380,000 and $95,000 for the 12 months ended December 31, 2010 and three months ended March 31, 2011, respectively, as a result of the cash consideration paid by the Company. The pro forma impact on interest income is an estimate based primarily on the interest income yield experienced by the Company during the periods presented.

(L)	To record the estimated tax impact of the pro forma adjustments at the effective tax rates (federal and state) for the historical periods presented.